Exhibit 10.3

GC Barnes Group, LLC

IN WITNESS WHEREOF, the parties execute this Agreement as of the date set forth above.

RVPIus, Inc., Holding Company of ECCO2 Tech 2500 Plaza 5 25th Floor Harborside Financial Center Jersey City, NJ 07311	GC BARNES GROUP, LLC 10 G Street NE Suite 710 Washington, DC. 20002

By:	/s/ Cary Lee Peterson	By:	/s/ Greg Barnes
Name:	Cary Lee Peterson	Name:	Greg Barnes
Title:	Chairman-CEO	Title:	Managing Member
Date:	22 April 2013	Date:	4-22-2013

April 22, 2013

CONSULTANT AND ENGAGEMENT AGREEMENT

GC Barnes Group, LLC Proprietary and Confidential